SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.          )

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☐	Soliciting Material under §240.14a-12

CF INDUSTRIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by CF Industries Holdings, Inc. on May 4, 2020.

4 Parkway North, Suite 400
Deerfield, IL 60015
www.cfindustries.com
For additional information:

Media	Investors
Chris Close	Martin Jarosick
Director, Corporate Communications	Vice President, Investor Relations
847-405-2542 - cclose@cfindustries.com	847-405-2045 - mjarosick@cfindustries.com

CF Industries Holdings, Inc. Announces Change

in Location and Time of 2020 Annual Meeting of Shareholders

DEERFIELD, IL – May 4, 2020 – CF Industries Holdings, Inc. (NYSE: CF) today announced a change in the location and time of its 2020 annual meeting of shareholders. Because of the continuing public health concerns relating to the COVID-19 pandemic, and in consideration of the health and well-being of the company’s shareholders and other meeting participants, the annual meeting will be held solely by remote communication, in a “virtual-only” format by live audio webcast over the Internet, at 2:00 p.m., Central time, on the previously-announced meeting date of May 20, 2020. Shareholders will not be able to attend the annual meeting physically in person.

The virtual-only annual meeting can be accessed by shareholders at www.virtualshareholdermeeting.com/CF2020 using the 16-digit control number on their Notice of Internet Availability of Proxy Materials, on their proxy card or on the instructions that accompanied their proxy materials. Shareholders of record of the company as of the close of business on March 27, 2020, the record date for the annual meeting, may vote at the meeting.

The proxy card included with the proxy materials for the annual meeting previously mailed or made available to shareholders will not be updated to reflect the change from an in-person meeting to a virtual-only meeting or the change in time of the meeting and may continue to be used to vote shares in connection with the annual meeting.

Whether or not shareholders plan to attend the virtual-only annual meeting, CF urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy statement for the annual meeting.

The company has made available to shareholders of record, and filed with the SEC, a notice of change of location and time of annual meeting that contains additional information about attending and participating in the virtual-only annual meeting.

About CF Industries Holdings, Inc.
CF Industries is a leading global manufacturer and distributor of nitrogen products for fertilizer, emissions abatement and other industrial applications. We operate manufacturing complexes in the United States, Canada, and the United Kingdom, which are among the most cost-advantaged, efficient and flexible in the world, and an unparalleled storage, transportation and distribution network in North America. Our 3,000 employees focus on safe and reliable operations, environmental stewardship and disciplined capital and corporate management, driving our strategy to leverage and sustainably grow the world’s most advantaged nitrogen and chemicals platform to serve customers, creating long-term shareholder value. CF Industries routinely posts investor announcements and additional information on the company’s website at www.cfindustries.com and encourages those interested in the company to check there frequently.

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Important Notice Regarding CF Industries Holdings, Inc.
The following notice amends and supplements the proxy statement of CF Industries Holdings, Inc. (the “Company”), including the notice of meeting, dated April 8, 2020 and made available to the Company’s shareholders in connection with the Company’s 2020 Annual Meeting of Shareholders to be held on May 20, 2020. The following notice is being made available to the Company’s shareholders on or about May 4, 2020 and should be read in conjunction with the proxy statement.

NOTICE OF CHANGE

OF LOCATION AND TIME OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2020

To the Stockholders of CF Industries Holdings, Inc.:

NOTICE IS HEREBY GIVEN that, because of the continuing public health concerns relating to the COVID-19 pandemic, and in consideration of the health and well-being of the company’s shareholders and other meeting participants, the 2020 annual meeting of shareholders of CF Industries Holdings, Inc. (the “Annual Meeting”) will be held solely by remote communication, in a “virtual-only” format by live audio webcast over the Internet, at 2:00 p.m., Central time, on the previously-announced meeting date of May 20, 2020. Shareholders will not be able to attend the Annual Meeting physically in person.

The virtual format of the Annual Meeting is designed to provide shareholders the same rights and opportunities to participate as they would have at an in-person meeting.

You are entitled to participate in the Annual Meeting if you were a shareholder of record of the company as of the close of business on March 27, 2020, the record date for the Annual Meeting, or if you hold a legal proxy for the Annual Meeting provided by your bank, brokerage firm, dealer, trust company, or other nominee. The items of business at the Annual Meeting are those set forth in the notice of annual meeting and proxy statement dated April 8, 2020 (the “Proxy Statement”) previously mailed or made available to shareholders entitled to vote at the Annual Meeting.

Access to the Annual Meeting. The Annual Meeting, which is being held solely by remote communication, in a “virtual-only” format by live audio webcast over the Internet, will begin promptly at 2:00 p.m., Central time, on May 20, 2020. To be admitted to the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/CF2020 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials for the Annual Meeting. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time.

Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the Annual Meeting audio webcast. If you encounter any difficulty logging into, or during, the Annual

Meeting audio webcast, please call the support team at 1-800-586-1548 (toll-free in the United States) or +1-303-562-9288 (for international participants).

Voting Prior to or at the Annual Meeting. Prior to the Annual Meeting, you may vote your shares by proxy using one of the methods described in the proxy statement for the Annual Meeting. You may vote your shares at the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/CF2020 during the meeting. Whether or not you plan to attend the Annual Meeting by logging in to the live webcast, we urge you to vote and submit your proxy in advance of the Annual Meeting using one of the methods described in the proxy statement for the Annual Meeting. The proxy card included with the proxy materials for the Annual Meeting previously mailed or made available to shareholders will not be updated to reflect the change from an in-person meeting to a virtual-only meeting or the change in the time of the meeting and may continue to be used to vote shares in connection with the Annual Meeting.

Submitting Questions at the Annual Meeting. Shareholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CF2020.

Stockholder List. During the Annual Meeting, the list of our shareholders of record will be available for viewing by shareholders at www.virtualshareholdermeeting.com/CF2020. To view the list of shareholders, you will be required to enter the 16-digit control number on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials for the Annual Meeting.

Internet Availability of Proxy Materials. Proxy materials for the Annual Meeting, including the Proxy Statement and company’s 2019 annual report, are available free of charge at www.proxyvote.com.

By order of the board of directors,

Douglas C. Barnard

Senior Vice President, General Counsel, and Secretary

May 4, 2020

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